UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 4, 2002

COMPUTER MOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-22755 (Commission File Number)	77-0458805 (IRS Employer Identification No.)

130-B Cremona Drive, Goleta, California (Address of principal executive offices)		93117 (Zip Code)

Registrant’s telephone number, including area code: (805) 685-3729

Item 5. Other Events
Item 7. Financial Statement and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 4.3
EXHIBIT 4.4
EXHIBIT 10.1
EXHIBIT 99.1

Item 5. Other Events

     Computer Motion, Inc. recently announced the closing of a $12.3 million private placement of its equity securities. A copy of the press release, dated October 31, 2002, announcing the private placement and describing the terms thereof is filed with this Current Report on Form 8-K as Exhibit 99.1. The discussion contained in Exhibit 99.1 is qualified in its entirety by the provisions of the financing documents filed as exhibits hereto. Such provisions are incorporated by reference thereto.

Item 7. Financial Statement and Exhibits

(c)	Exhibits

4.1	Certificate of Designations Setting Forth the Preferences, Rights, and Limitations of the Series C Convertible Preferred Stock, filed on October 31, 2002.
4.2	Form of Registration Rights Agreement, dated as of October 31, 2002, by and among Computer Motion, Inc. and the investors signatory thereto.
4.3	Form of Series C-1 Warrant for the purchase of Common Stock of Computer Motion, Inc.
4.4	Form of Series C-2 Warrant for the purchase of Common Stock of Computer Motion, Inc.
10.1	Form of Series C Convertible Preferred Stock Purchase Agreement, dated October 31, 2002, by and among Computer Motion, Inc. and the investors signatory thereto.
99.1	Press Release of Computer Motion, Inc., dated October 31, 2002, announcing the $12.3 million financing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER MOTION, INC

November 4, 2002	/s/ Robert W. Duggan

Robert W. Duggan Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Certificate of Designations Setting Forth the Preferences, Rights, and Limitations of the Series C Convertible Preferred Stock, filed on October 31, 2002.
4.2	Form of Registration Rights Agreement, dated as of October 31, 2002, by and among Computer Motion, Inc. and the investors signatory thereto.
4.3	Form of Series C-1 Warrant for the purchase of Common Stock of Computer Motion, Inc.
4.4	Form of Series C-2 Warrant for the purchase of Common Stock of Computer Motion, Inc.
10.1	Form of Series C Convertible Preferred Stock Purchase Agreement, dated October 31, 2002, by and among Computer Motion, Inc. and the investors signatory thereto.
99.1	Press Release of Computer Motion, Inc., dated October 31, 2002, announcing the $12.3 million financing.